EXHIBIT 15.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-05972) of COLT Telecom Group plc and in the Registration Statement on Form S-8 (Registration No. 333-8362) of COLT Telecom Group plc, of our report dated 23 February 2005 relating to the consolidated financial statements and financial statement schedules, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants and Registered Auditors
London
England

Dated: 20 April 2005